Exhibit 10.179

                      $25,000,000 Revolving Credit Facility

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   dated as of

                                January 28, 1998

                 as amended and restated as of November 13, 2001

                                      among

                                   KINRO, INC.

                            LIPPERT TIRE & AXLE, INC.

                            LIPPERT COMPONENTS, INC.

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                           ---------------------------

                             CHASE SECURITIES INC.,
                                   as Arranger

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I Definitions..........................................................1

   SECTION 1.01. Defined Terms.................................................1
   SECTION 1.02. Classification of Loans and Borrowings.......................19
   SECTION 1.03. Terms Generally..............................................19
   SECTION 1.04. Accounting Terms; GAAP.......................................19

ARTICLE II The Revolving Credits..............................................20

   SECTION 2.01. Revolving Credit Commitments.................................20
   SECTION 2.02. Loans and Borrowings.........................................20
   SECTION 2.03. Requests for Borrowings......................................21
   SECTION 2.04. Letter of Credit.............................................21
   SECTION 2.05. Funding of Borrowings........................................25
   SECTION 2.06. Interest Elections...........................................26
   SECTION 2.07. Termination and Reduction of Revolving Commitments...........27
   SECTION 2.08. Repayment of Loans; Evidence of Debt.........................28
   SECTION 2.09. Prepayment of Loans; Mandatory Reduction of Revolving
                 Credit Commitments...........................................28
   SECTION 2.10. Fees.........................................................30
   SECTION 2.11. Interest.....................................................31
   SECTION 2.12. Alternate Rate of Interest...................................32
   SECTION 2.13. Increased Costs..............................................32
   SECTION 2.14. Break Funding Payments.......................................33
   SECTION 2.15. Taxes........................................................34
   SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of
                 Set-offs.....................................................35
   SECTION 2.17. Mitigation Obligations; Replacement of Lenders...............36

ARTICLE III Representations and Warranties....................................37

   SECTION 3.01. Organization; Powers.........................................37
   SECTION 3.02. Authorization; Enforceability................................37
   SECTION 3.03. Governmental Approvals; No Conflicts; No Defaults............38
   SECTION 3.04. Financial Condition; No Material Adverse Change..............38
   SECTION 3.05. Properties...................................................39
   SECTION 3.06. Litigation and Environmental Matters.........................39
   SECTION 3.07. Compliance with Laws and Agreements..........................39


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

   SECTION 3.08. Investment and Holding Company Status; Margin Regulations....40
   SECTION 3.09. Taxes........................................................40
   SECTION 3.10. ERISA........................................................40
   SECTION 3.11. Subsidiaries.................................................40
   SECTION 3.12. SEC Matters..................................................41
   SECTION 3.13. Labor Matters................................................41
   SECTION 3.14. Solvency.....................................................41
   SECTION 3.15. Security Documents...........................................41
   SECTION 3.16. Restrictive Agreements.......................................42
   SECTION 3.17. Disclosure...................................................42

ARTICLE IV Conditions.........................................................42

   SECTION 4.01. Effective Date...............................................42
   SECTION 4.02. Each Credit Event............................................46

ARTICLE V Affirmative Covenants...............................................47

   SECTION 5.01. Financial Statements and Other Information...................47
   SECTION 5.02. Notices of Certain Events....................................48
   SECTION 5.03. Existence; Conduct of Business...............................49
   SECTION 5.04. Payment of Obligations.......................................49
   SECTION 5.05. Maintenance of Properties; Insurance.........................49
   SECTION 5.06. Books and Records; Inspection Rights.........................50
   SECTION 5.07. Compliance with Laws; Environmental Laws.....................50
   SECTION 5.08. Use of Proceeds and Letter of Credit.........................50
   SECTION 5.09. Additional Guarantors; Additional Collateral; Additional
                 Parties to Subordination Agreement...........................50
   SECTION 5.10. Further Assurances...........................................51

ARTICLE VI Negative Covenants.................................................52

   SECTION 6.01. Transactions with Affiliates.................................52
   SECTION 6.02. Merger, Consolidation, etc...................................52
   SECTION 6.03. Liens........................................................53
   SECTION 6.04. Indebtedness.................................................53
   SECTION 6.05. Restrictive Agreements.......................................54
   SECTION 6.06. Limitation on Subsidiary Indebtedness and Issuance of
                 Preferred Stock..............................................55
   SECTION 6.07. Limitation on Restricted Payments............................55
   SECTION 6.08. Sale of Assets...............................................56


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

   SECTION 6.09. Limitation on Investments....................................56
   SECTION 6.10. Hedging Agreements...........................................57
   SECTION 6.11. Certain Financial Covenants..................................57
   SECTION 6.12. Amendment of Certain Documents...............................57

ARTICLE VII Events of Default.................................................58

ARTICLE VIII The Agents.......................................................60

ARTICLE IX Miscellaneous......................................................63

   SECTION 9.01. Notices......................................................63
   SECTION 9.02. Waivers; Amendments..........................................63
   SECTION 9.03. Expenses; Indemnity; Damage Waiver...........................64
   SECTION 9.04. Successors and Assigns.......................................66
   SECTION 9.05. Survival.....................................................68
   SECTION 9.06. Counterparts; Integration; Effectiveness.....................68
   SECTION 9.07. Severability.................................................69
   SECTION 9.08. Right of Setoff..............................................69
   SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...69
   SECTION 9.10. WAIVER OF JURY TRIAL.........................................70
   SECTION 9.11. Headings.....................................................70
   SECTION 9.12. Confidentiality..............................................70
   SECTION 9.13. Interest Rate Limitation.....................................71

ARTICLE X Three Borrowers.....................................................71

EXHIBIT A         --  Form Of Assignment And Acceptance
EXHIBIT B         --  Opinion Of Counsel For The Borrowers
EXHIBIT 2.04      --  Letter of Credit Extension Request
EXHIBIT 4.01-1    --  Subsidiary Guarantee
EXHIBIT 4.01-2    --  Company Guaranty
EXHIBIT 4.01-3    --  Subordination Agreement
EXHIBIT 4.01-4    --  Pledge Agreement
EXHIBIT 4.01-5    --  Revolving Credit Note

SCHEDULE 1.01-1   --  Applicable Rate Margins
SCHEDULE 1.01-A-1 --  Additional Members of The Rose Group
SCHEDULE 1.01-2   --  Subsidiary Guarantors
SCHEDULE 2.01     --  Revolving Credit Commitments
SCHEDULE 3.04     --  Undisclosed Liabilities


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

SCHEDULE 3.05     --  Liens
SCHEDULE 3.06     --  Litigation and Related Matters
SCHEDULE 3.10     --  Investments, Joint Ventures, Partnerships
SCHEDULE 3.11A    --  Subsidiaries of the Company
SCHEDULE 3.11B    --  Subsidiaries of the Company (excluding Inactive
                      Subsidiaries)
SCHEDULE 3.16     --  Certain Restrictions and Conditions
SCHEDULE 6.04     --  Indebtedness
SCHEDULE 6.06     --  Subsidiary Indebtedness


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

      AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 28, 1998, as amended and restated as of November 13, 2001, among KINRO, INC., an Ohio corporation, LIPPERT TIRE & AXLE, INC., a Delaware corporation (formerly known as Shoals Supply, Inc.), LIPPERT COMPONENTS, INC., a Delaware corporation, the LENDERS party hereto, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent.

      The parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

      SECTION 1.01. Defined Terms.

            As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder (and, where applicable, under the Guarantee Agreements and the Subordination Agreement).

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitments. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate Margin" means, for any day, with respect to any Eurodollar Loan or ABR Loan, the General Margin therefor as specified in
Schedule 1.01-1 hereto.

            "Approved Subordinated Debt" means Indebtedness subordinated to the Obligations of the Borrowers under this Agreement and the other Loan Documents on terms approved in writing by the Administrative Agent and the Required Lenders.

            "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

            "Asset Sale" shall mean any sale, transfer, lease or other disposition of any property or asset of any Credit Party or any of its Subsidiaries except a sale, transfer, lease or other disposition in the ordinary course of business (a) of cash, (b) of temporary cash investments, (c) of trade receivables, (d) of inventories, or (e) of any asset by any Credit Party or by a Subsidiary to any Credit Party or to another Subsidiary.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

            "Availability Period" means the period from and including the Original Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Credit Commitments.

            "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.


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

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means each of Kinro, Inc., an Ohio corporation, Lippert Tire & Axle, Inc., a Delaware corporation (formerly known as Shoals Supply, Inc.), and Lippert Components, Inc., a Delaware corporation.

            "Borrowing" means a group of Loans, made, converted or continued on the same date and, in the case of Eurodollar Loans or Fixed Rate Loans, as to which a single Interest Period is in effect.

            "Borrowing Request" means a request by a Borrower for a Borrowing in accordance with Section 2.03.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Expenditures" means, for any period, the sum of all amounts that would, in accordance with GAAP, be included as capital expenditures on a consolidated statement of cash flows for the Company and its consolidated Subsidiaries during such period (including the amount of assets leased under any Capital Lease Obligation), less the net proceeds received by such Persons during such period from sales of fixed tangible assets as reflected on the consolidated statement of cash flows for that period.

            "Capital Lease" means, at any time a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than the Rose Group, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group other than the Rose Group; or (d) the ownership


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

by any Person other than the Company of any capital stock of a Borrower, or the ownership by any Person other than a Borrower, or the Subsidiary of the Borrower that is the owner thereof as of the Effective Date (or such later date on which the Guarantor becomes a Guarantor hereunder), of any capital stock or other equity interest in any Guarantor.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" means any property or rights in which, pursuant to the Security Documents, there has been granted (or purported to have been granted) to the Collateral Agent for the ratable benefit of the Lenders, a security interest.

            "Collateral Agent" means JPMorgan Chase Bank as Collateral Agent under the Pledge Agreement.

            "Company" means Drew Industries Incorporated, a Delaware corporation.

            "Company Guarantee" has the meaning given to such term in Section 4.01(a).

            "Consolidated Fixed Charges" means, for any period, the Consolidated Interest Expense plus the current portion of the Total Senior Debt.

            "Consolidated Indebtedness" means, as of the date of determination, all Indebtedness owed or guaranteed by any Credit Party and any of its Subsidiaries.

            "Consolidated Interest Expense" means, for any period, all amounts that are classified as interest expense of any Credit Party and its Subsidiaries under GAAP.

            "Consolidated Net Income" means, for any period, the net income or loss of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after eliminating all offsetting debts and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, but excluding: (i) earning or losses attributable to Minority Interests;
(ii) extraordinary gains or losses; (iii) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) net earnings of any business entity (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest unless such net earnings shall have been received in the form of cash distributions; (v) any portion of net earnings of any Subsidiary of the Company which for any reason is unavailable for distribution to the Company; (vi) earnings or losses resulting from any write-up or write-down of assets other than in the ordinary


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

course of business; (vii) any reversal of any contingency reserve to the extent such contingency reserve was taken prior to the date hereof; and (viii) the cumulative effect of a change in accounting principles.

            "Consolidated Net Worth" means, as of the date of determination, (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to Minority Interests, if any, in the stock and surplus of Subsidiaries.

            "Consolidated Total Assets" means, as of the date of determination, the total assets of the Borrowers and their Subsidiaries, determined on a consolidated basis in conformity with GAAP.

            "Credit Party" means each Borrower, each Guarantor, and each Person who is required to become a party to the Subordination Agreement pursuant to
Section 5.09.

            "Debt Coverage Ratio" shall mean on any date the Total Senior Debt as of the last day of the fiscal quarter ending with such date or immediately preceding such date divided by EBITDA for the twelve full calendar months ending on such last day of such fiscal quarter.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Distribution" means in respect of any corporation, association or other business entity: (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

            "dollars" or "$" refers to lawful money of the United States of America.

            "EBITDA" means, for any period, income before income taxes plus interest expense, depreciation, amortization of tangible assets, plus any other non-cash charges, but excluding extraordinary gains (or losses) and any gains (or losses) from the sale or disposition of assets other than in the ordinary course of business; all on a consolidated basis for the Company and its Subsidiaries and all calculated in accordance with GAAP.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any Subsidiary thereof directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning given to such term in Article
VII.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.15(a).

            "Existing Credit Agreement" means the Credit Agreement dated as of May 15, 1997 to which the Credit Parties, The Chase Manhattan Bank as administrative agent and certain lenders were parties, as amended through the Original Effective Date.

            "Fair Market Value" means at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

            "Fixed Rate" shall mean a rate of interest per annum quoted to the Borrower by the Administrative Agent in its sole discretion, from time to time at the request of the Borrower, by 11:00 A.M., New York City time, on the date on which the Borrowing is to be funded (or an existing Loan is to be converted or extended). Such quoted rate shall be the fixed rate which would be applicable to a Fixed Rate Loan by Administrative Agent on the requested date for the proposed Fixed Rate Loan, in the specified amount and with the specified Interest Period. Notwithstanding any other provision of this Agreement (i) any rate so quoted by the Administrative Agent shall be determined in the sole discretion of the Administrative Agent by reference to such factors and considerations as the Administrative Agent shall deem relevant (including, but not limited to any factors and considerations which any of the Lenders or any participant in the Revolving Credit Commitment or the Loans may have) and (ii) the Administrative Agent shall not be required to quote any rate at all for any reason whatsoever for any proposed Fixed Rate Loan or upon the termination of an Interest Period relating to any existing Loan. In no event shall the Administrative Agent quote a Fixed Rate for a period in


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

excess of ninety (90) days. "Fixed Rate", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Fixed Rate.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantor" means each of (i) the Company, (ii) each Person listed on Schedule 1.01-2 hereto, and (iii) each Person who is required to become a Guarantor pursuant to Section 5.09.

            "Guarantee Agreement" has the meaning given to such term in Section 4.01(a).

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Hedging Exposure Amount" means the maximum aggregate amount (giving effect to any netting agreements) that the Borrowers or any of them would be required to pay at any time if all of its or their Hedging Agreements were terminated at such time.

            "Inactive Subsidiary" means, with respect to any Person, a Subsidiary of such Person (i) that conducts no business activities on the Effective Date hereof nor on any date thereafter, (ii) the assets of which Subsidiary have a fair market value less than the smaller of (x) $50,000 or (y) one-half of one percent (.5%) of the consolidated assets of such Person and its Subsidiaries; and (iii) the total liabilities of which are less than $25,000; provided that if the assets of all such Subsidiaries that meet the conditions of clauses (i), (ii) and (iii) (each, a "Specified Subsidiary"), in the aggregate, exceed either of the thresholds of clause (ii), then there shall be excluded from the term "Inactive Subsidiary" the Specified Subsidiary having the greatest assets, and, if necessary, the Specified Subsidiary having the next greatest assets, and so on, until the assets of the remaining Specified Subsidiaries, in the aggregate, no longer exceed either of such thresholds of clause (ii) (such remaining Specified Subsidiaries constituting the Inactive Subsidiaries); provided further, that no Credit Party shall be an Inactive Subsidiary.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued expenses which are payable within one year or current accounts payable in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (other than performance guaranties) and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Interest Coverage Ratio" means, for any period, the ratio of : (i) EBITDA for such period to (ii) the Consolidated Interest Expense for such period.

            "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof between the Administrative Agent and the Lenders and the Trustee for the holders of Senior Notes and the holders of the Senior Notes and any amendments, supplements or replacements thereof.

            "Interest Election Request" means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06.

            "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan or Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

            "Interest Period" means, with respect to any (x) Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower thereof may elect, or (y) Fixed Rate Borrowing the period from seven (7) to ninety (90) days in duration specifically agreed upon by the Borrower and the Administrative Agent in respect thereof, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Interest Rate Protection Merchant" shall mean a Lender which provides Hedging Agreements to the Borrowers or either of them for interest rate protection.

            "Interest Rate Hedging Exposure Amount" means the Hedging Exposure Amount attributable to Interest Rate Hedging Agreements.

            "Interest Rate Hedging Agreement" shall mean a Hedging Agreement between a Borrower and an Interest Rate Protection Merchant which provides for interest rate protection. Interest Rate Hedging Agreements shall not be required hereunder to have participation by more than one Lender.

            "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of a Letter of Credit.

            "Kinro" means Kinro, Inc., an Ohio corporation.

            "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the undrawn amount of each Letter of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lease Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a senior financial officer of the Company on a reasonable basis and in good faith.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means (individually and collectively) each letter of credit issued by The Chase Manhattan Bank for the account of any Borrower, whether outstanding on the Restatement Effective Date or at any time thereafter and any renewal, extension, amendment or modification thereof.

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

            "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock stockholder agreements, voting trust agreements and all similar arrangements).

            "Lippert Components, Inc." means Lippert Components, Inc., a Delaware corporation.

            "Loan Documents" means this Agreement, the Notes or any other promissory notes delivered pursuant hereto, the Security Documents, the Guarantee Agreements, the Subordination Agreement, and any applications heretofore or hereafter made in respect of the Letter of Credit, and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument, or agreement supplementing, amending, or modifying, or waiving any provision of, any of the foregoing.

            "Loans" means the revolving loans made by the Lenders pursuant to
Section 2.03 of this Agreement.

            "Mandatory Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 75% of the sum of the aggregate Revolving Credit Exposures and unused Revolving Credit Commitments hereunder at such time.

            "Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole or any Credit Party and its Subsidiaries, taken as a whole.

            "Material Adverse Effect" means a Material adverse effect on (a) the business, operations, affairs, financial condition, assets, properties or prospects of any Credit Party and its Subsidiaries, taken as a whole, or (b) the ability of any Credit Party to perform its obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or (d) the security interests granted by the Pledge Agreements.

            "Maturity Date" means October 15, 2003.

            "Minority Interests" means any shares of stock of any class of a Subsidiary of any Person (other than directors' qualifying shares as required by law) that are not owned by such Person and/or one or more of such Person's Subsidiaries. Minority Interests shall be valued by valuing "Minority Interests" consisting of preferred stock at the voluntary or involuntary liquidation value of such preferred stock, whichever is greater, and by valuing "Minority Interests" consisting of common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing "Minority Interests" in preferred stock.

            "Modified Fixed Charge Coverage Ratio" means, for any period, the ratio of: (i) EBITDA for such period to (ii) Consolidated Fixed Charges for such period.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means with respect to the sale or disposition of any assets by any Credit Party or any of its Subsidiaries (including in connection with any sale-leaseback), the excess, if any, of (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition of any asset, over (ii) the sum of (a) the principal amount of and premium, if any, on any Indebtedness which is secured by or which finances any such asset (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such sale or other disposition thereof (other than the Loans or the Senior Notes), (b) the out-of-pocket expenses incurred by any Credit Party or any of its Subsidiaries in connection with such sale or other disposition and (c) all taxes, including taxes measured by income, calculated as if such Credit Party and its Subsidiaries were a separate consolidated group for tax purposes, and assuming such sale or other disposition of any asset was the only transaction in which such Credit Party and its Subsidiaries engaged during the relevant period without giving effect to any carryforwards, carrybacks or credits.

            "Note" means a Revolving Credit Note.

            "Obligations" means, without duplication, all obligations defined as "Obligations" in the Pledge Agreement.

            "Original Effective Date" means January 28, 1998.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Liens" shall include the following: (i) Liens existing on the Original Effective Date and which were listed on Schedule 3.05 hereto as of such Original Effective Date and Liens existing on the Restatement Effective Date and which are listed on Schedule 3.05 hereto as of such Restatement Effective Date, provided that (x) such Liens shall not apply to any other property or asset of any Credit Party or any such Subsidiary thereof and (y) such Liens shall secure only those obligations which it secures on the Restated Effective Date; and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; (ii) Liens on fixed or capital assets acquired, constructed or improved; provided that (x) such security interests secure Indebtedness permitted hereunder, (y) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days (and in the case of industrial revenue bonds, 360 days) after such acquisition or the completion of such construction or improvement, (z) the Indebtedness secured thereby does not exceed 85% of the cost of acquiring, constructing or improving such fixed or capital assets, (aa) such security interest shall not apply to any other property or assets of any Credit Party or any Subsidiary thereof and (ab) the aggregate amount of all Indebtedness secured by purchase money liens on a consolidated basis for the Credit Parties and the Subsidiaries thereof shall not at any time exceed $20,000,000; (iii) carriers', warehousemen's, mechanics', repairmen's and other like Liens imposed by law in an aggregate amount not exceeding $250,000 arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established therefor in accordance with GAAP on the books of such Credit Party or Subsidiary and as to which the failure to make payment during such contest could not reasonably be expected to have a Material Adverse Effect; (iv) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations in respect of which adequate reserves shall have been established; (v) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (vi) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Credit Party or any Subsidiary thereof;
(vii) liens securing indebtedness of one Credit Party to another Credit party; provided that (x) such Indebtedness is permitted under Sections 6.04 or 6.07 hereof (as applicable), (y) all of the outstanding capital stock or other equity interests of each such Credit Party shall be owned 100% directly or indirectly by the Company, (z) each of such Credit Parties to or by whom such Indebtedness is owed, or who owns (directly or indirectly) any stock referred to in the preceding clause (y), shall have become party to the Subsidiary Guarantee and
(aa) such indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Credit Party such that after giving effect to such assignment and transfer all of the foregoing conditions are satisfied; (viii) other Liens, provided that the aggregate amount of all Indebtedness secured by such Liens shall not at any time exceed 15% of Consolidated Net Worth; and (ix) Liens that extend, renew or replace Liens permitted by clauses (i) through (vii); provided, however, that in no event shall Indebtedness secured by Liens described in clauses (i), (iv) and (viii) exceed 55 percent of Total Capitalization of the Company and its Subsidiaries.

      "Permitted Loans and Investments" means (i) subject to Section 6.04(f) hereof, investments, loans and advances by any Credit Party and any of its Subsidiaries in and to Wholly-Owned Subsidiaries; (ii) investments in commercial paper and loan participations maturing within 270 days from the date of acquisition thereof having, at such date of acquisition, a rating of A-1 or P-1 or better from Standard & Poor's Corporation, Moody's Investors Service, Inc. or by another nationally recognized credit rating agency; (iii) direct obligations of, or obligations the principal of or interest on which are unconditionally guaranteed by the United States of America (or by any agency thereof to the extent such obligations are backed by the frill faith and credit of the United States of America) (or by any other foreign government of equal or better credit quality), in each case maturing within one year from the date of acquisition thereof; (iv) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has (x) a combined capital and surplus and undivided profits of not less than $100,000,000 or (y) assets of not less than $1,000,000,000; (v) fully collateralized repurchase agreements, having terms of less than 90 days, for government obligations of the type specified in (iii) above with a commercial bank or trust company meeting the requirements of (iv) above; (vi) investments in addition to those permitted by clauses (i) through (v) provided that the aggregate amount of such investments shall not exceed 15% of Consolidated Net Worth; and (vii) other investments at any time in an amount not to exceed the Restricted Payments Basket at such time, provided that the Restricted Payments Basket shall be reduced by the amount of such investment.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Pledge Agreement" has the meaning given to such term in Section 4.01(a).

            "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Register" has the meaning given to such term in Section 9.04.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Credit Commitments representing more than 66-2/3% of the sum of the aggregate Revolving Credit Exposures and aggregate unused Revolving Credit Commitments hereunder at such time.

            "Restatement Effective Date" means November 13, 2001.

            "Restricted Payment" means: (i) any Distribution in respect of a Credit Party or any Subsidiary of a Credit Party (other than on account of capital stock or other equity interests of a Subsidiary of a Credit Party owned legally and beneficially by such Credit Party or another Subsidiary of such Credit Party), including, without limitation, any Distribution resulting in the acquisition by a Credit Party of securities which would constitute treasury stock, and (ii) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct, or indirect, by a Credit Party or any Subsidiary thereof, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred) other than in respect of Subordinated Debt of one Credit Party to another Credit Party provided that no Event of Default exists or would exist after such prepayment.

            For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

            "Restricted Payments Basket" shall mean the excess of (i) the sum of
(a) $5,000,000; plus (b) 50% of Consolidated Net Income earned subsequent to September 30, 1997; plus (c) Net Proceeds received by the Company or a Borrower from the sale of additional shares of capital stock, over (ii) the amount of all Restricted Payments previously made in accordance with Section 6.01, and (b) the Indebtedness permitted by clause (vii) of the definition of Permitted Loans and Investments.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment of each Lender to make Loans hereunder as set forth in Section 2.01, and to acquire participations in the Letters of Credit as set forth in
Section 2.04 as the same may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitments, as applicable, which amount is $25,000,000 in the aggregate (which amount shall include the undrawn amounts of the Letters of Credit).

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

            "Revolving Credit Note" has the meaning given to such term in
Section 4.01(d).

            "Rose Group" means Edward W. Rose, III, together with the Persons listed on Schedule 1.01-A hereto.

            "S&P" means Standard & Poor's.

            "Secured Parties" means the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and any Interest Rate Protection Merchant.

            "Security Documents" means each of the agreements, instruments, and documents referred to in the last sentence of Section 4.01(a) and any instruments or agreements executed and delivered pursuant to any of the foregoing, in each case as supplemented, amended or modified from time to time, and any document, instrument or agreement supplementing, amending or modifying, or waiving any provision of, any of the foregoing.

            "Senior Note Purchase Agreement" means collectively the Senior Note Purchase Agreement or Agreements dated as of January 28, 1998 between the Borrowers and the purchasers signatories thereto and any amendments or supplements thereto

            "Senior Note Purchase" shall mean the closing on the Effective Date of the issuance of the Senior Notes.

            "Senior Note - Revolving Credit Note Prepayment Event" shall have the meaning provided in Section 6.04(b).

            "Senior Notes" shall mean the senior notes of the Borrowers in the aggregate principal amount of $40,000,000 due January 28, 2005 and issued pursuant to the Senior Note Purchase Agreement, and any amendments, replacements or substitutes therefor. The Revolving Credit Notes and the Loans are not subordinated to or otherwise subject to the Senior Notes.

            "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months,
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board), and (c) with respect to the Fixed Rate, such fraction shall be deemed to be the fraction under this definition applicable to the Adjusted LIBO Rate. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Subordinated Debt" means any Indebtedness that is in any manner subordinated in right of payment or security in any respect to the Obligations.

            "Subordination Agreement" has the meaning given to such term in
Section 4.01(a).

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Subsidiary Guarantee" has the meaning given to such term in Section 4.01(a).

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

            "Total Capitalization" means the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth, each as of the most recently ended fiscal quarter.

            "Total Senior Debt" shall mean on any date the aggregate unpaid principal amount of institutional Indebtedness of the Credit Parties, whether recourse or non-recourse, joint or several, or secured or unsecured, including, without limitation, the Senior Notes, the Revolving Credit Notes, the $3,400,000 City of Goshen, Indiana Economic Development Revenue Bonds B Series 1998 (Kinro Manufacturing, Inc. Project), any Indebtedness secured by mortgages given by one or more of the Credit Parties in 2001 to Heller Financial or any other mortgage Indebtedness of the Credit Parties.

            "Transactions" means the execution, delivery and performance by each Credit Party (i) on the Original Effective Date, of this Agreement and each other Loan Document to which such Credit Party is a party, the creation of the security interests contemplated by the Security Documents, the borrowing of Loans (in the case of the Borrowers), the use of the proceeds of Loans and the other transactions contemplated by the Loan Documents, and (ii) on the Restatement Effective Date, of this Agreement as amended and restated as of such date.

            "Trustee" shall mean the trustee for the Senior Notes.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or the Fixed Rate.

            "Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company [or a Borrower] and the Company's or Borrower's other Wholly-Owned Subsidiaries at such time.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02. Classification of Loans and Borrowings.

            For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

      SECTION 1.03. Terms Generally.

            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      SECTION 1.04. Accounting Terms; GAAP.

            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                              The Revolving Credits

      SECTION 2.01. Revolving Credit Commitments.

            Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrowers or any of them from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

      SECTION 2.02. Loans and Borrowings.

                  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Credit Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, (i) each Borrowing shall be comprised entirely of ABR Loans, Eurodollar Loans or Fixed Rate Loans as the Borrower thereof may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the commencement of each Interest Period for any Fixed Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $250,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of (x) eight (8) Eurodollar Borrowings outstanding or (y) five (5) Fixed Rate Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.


      SECTION 2.03. Requests for Borrowings.

            To request a Borrowing, the Borrower thereof shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing, or (c) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower thereunder. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                        (i) the aggregate amount of the requested Borrowing;

                        (ii) the date of such Borrowing, which shall be a Business Day;

                        (iii) whether such Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Fixed Rate Borrowing;

                        (iv) in the case of a Eurodollar Borrowing or a Fixed Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated for such a Borrowing by the definition of the term "Interest Period"; and

                        (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower thereof shall be deemed to have selected an Interest Period of one month's duration. If no Interest Period is specified with respect to any requested Fixed Rate Borrowing, then the Borrower thereof shall be deemed to have selected an Interest Period of thirty (30) days. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

      SECTION 2.04. Letters of Credit.

                  (a) General. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers (or any other Credit Party) to, or entered into by any of the Borrowers with, the Issuing Bank relating to the relevant Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Amendment, Renewal, Extension. Whenever a Borrower desires the Issuing Bank to amend a Letter of Credit, such Borrower, as the case may be, shall give the Issuing Bank (at least five Business Days in advance of the requested date of amendment) a signed, written request identifying the Letter of Credit, specifying the requested amendment and providing such other information as may be necessary to prepare such amendment. Each such request and amendment shall be in form and substance satisfactory to the Issuing Bank in its sole discretion. Each such amendment shall require the written consent of all the Lenders in their sole discretion; provided, however, that at the written request of the appropriate Borrower, as the case may be, in the form of Exhibit 2.04 hereto accompanied by the certificate of the chief financial officer of the Company in the form therein prescribed, received by the Issuing Bank not more than 75 nor less than 30 days before the then stated expiration date of such Letter of Credit, the Issuing Bank shall issue an amendment to extend the then stated expiration date of the Letter of Credit to a date not later than the earlier of (i) one year from such then stated expiration date or (ii) thirty
(30) days before the Maturity Date; provided further, however, that the Issuing Bank shall not issue such amendment if the Issuing Bank shall have received notice that any of the conditions to a Borrowing (other than a request under Section 2.03) are not then satisfied. The Issuing Bank shall furnish to the appropriate Borrower, as the case may be, and the Administrative Agent a copy of each amendment to the Letter of Credit promptly following the issuance thereof.

                  (c) Participations. Without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (d) of this Section, or of any reimbursement payment required to be refunded to a Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension (if permitted hereunder) of a Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (d) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrowers shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrowers prior to such time on such date, then not later than 12:00 noon, New York City time, on
(i) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $100,000, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section
2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

                  (e) Obligations Absolute. The obligation of the Borrowers to reimburse LC Disbursements as provided in paragraph (d) of this Section is the joint and several obligation of each Borrower, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of
(i) any lack of validity or enforceability of the relevant Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under the relevant Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under such Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, either Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of a Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to a Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the

Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under the relevant Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (f) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation hereunder or otherwise to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (g) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (h) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or

(i) of Article VII. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Collateral Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to either Borrower within three Business Days after all Events of Default have been cured or waived.

      SECTION 2.05. Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower thereof by promptly crediting the amounts so received, in like funds, to an account of the Borrower thereof maintained with the Administrative Agent in New York City and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower thereof a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the Borrowers (jointly and severally) and the applicable Lender (severally) agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower thereof to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

      SECTION 2.06. Interest Elections.

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing or Fixed Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower thereof may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing or a Fixed Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower thereof may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the appropriate Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the appropriate Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                        (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR Borrowing, a Eurodollar Borrowing or a Fixed Rate Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar Borrowing or a Fixed Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated for such a Borrowing by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower thereof shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower thereof fails to deliver a timely Interest Election Request in accordance herewith with respect to a Eurodollar Borrowing or a Fixed Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing or a Fixed Rate Borrowing and (ii) unless repaid, each Eurodollar Borrowing or a Fixed Rate Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) Without limiting the provisions of Section 1.01 regarding Fixed Rate Loans, both (i) the availability of any Fixed Rate Loan, whether by conversion or continuation, and (ii) the availability of any Interest Period (which shall in no event be less than seven (7) days (unless fewer than seven
(7) days remain before the Maturity Date)) or more than ninety (90) days with respect to any Fixed Rate Loan, (as well as the availability of a Fixed Rate
Loan) shall be entirely within the sole and absolute discretion of the Administrative Agent.

      SECTION 2.07. Termination and Reduction of Revolving Commitments.

                  (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date.

                  (b) The Borrowers may at any time terminate, or from time to time reduce, the Revolving Credit Commitments; provided that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $100,000 and (ii) the Borrowers shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

                  (c) The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable. Any termination or reduction of the Revolving Credit Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

      SECTION 2.08. Repayment of Loans; Evidence of Debt.

                  (a) The Borrowers hereby, jointly and severally, unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan, together with any accrued but unpaid interest thereon, on the Maturity Date; such promise of each Borrower to repay each Loan shall apply unconditionally to each Loan irrespective of which Borrower was the Borrower of such Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the (joint and several) obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.09. Prepayment of Loans; Mandatory Reduction of Revolving Credit Commitments.

                  (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject, however, to prior notice in accordance with paragraph (b) of this Section and subject to the other applicable terms and provisions hereof, including, without limitation, Section 2.14. The Borrowers shall notify the Administrative Agent by telephone (confirmed by telecopy) of any such prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 A.M., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the Borrower of such Borrowing, the prepayment date, and the respective principal amounts of each such Borrowing (or portion thereof) to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each such prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing, shall be applied first to ABR Loans outstanding, and then to outstanding Eurodollar Loans, subject to Section 2.14. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.11.

                  (b) In the event of a prepayment of the Senior Notes, or any of them, which would constitute a Senior Note-Revolving Credit Note Prepayment Event, the Borrowers shall, simultaneously with any such prepayment of the Senior Notes or any of them, prepay Loans in an amount which shall be the product of the outstanding Loans and the percentage (the "Reduction Percentage") of the then aggregate outstanding principal of the Senior Notes being so paid down. Concurrently therewith, the Revolving Credit Commitments shall automatically and permanently be reduced by the greater of (x) the principal amount of Loans so paid or (y) the product of the then aggregate Revolving Credit Commitments and the Reduction Percentage.

                  (c) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment or reduction required under Section 2.09(b), a certificate signed by the Chief Financial Officer of the Company setting forth in reasonable detail the calculation of the amount of any such prepayment or reduction of the Revolving Credit Commitment under Section 2.09(b). All prepayments of Borrowings under Section 2.09(b) shall be subject to Section 2.14, but shall otherwise be without premium or penalty. All prepayments of Borrowings under Section 2.09(b) shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  (d) Amounts to be applied pursuant to Section 2.09(b) to the prepayment of Loans shall be applied first to reduce outstanding ABR Loans. Any amounts remaining after each such application and required to be applied to prepayment pursuant to Section 2.09(b) shall, at the option of the Borrower, be applied to prepay Eurodollar Loans, and/or in the sole discretion of the Administrative Agent, Fixed Rate Loans, immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account to prepay Eurodollar Loans and/or, in the sole discretion of the Administrative Agent, Fixed Rate Loans on the last day of their respective Interest Periods (or, at the direction of the Borrowers, on any earlier date) until all outstanding Eurodollar Loans and/or, in the sole discretion of the Administrative Agent, Fixed Rate Loans to be prepaid have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrowers with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section 2.09(d). The Administrative Agent will, at the request of the Borrowers, invest amounts on deposit in the Prepayment Account in Permitted Investments maturing prior to the last day of the applicable Interest Periods of the

Eurodollar Loans and/or Fixed Rate Loans to be prepaid, as the case may be; provided, however, that (i) the Administrative Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or an Event of Default shall have occurred and be continuing. The Borrowers shall, jointly and severally, indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans and/or Fixed Rate Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. If the maturity of the Loans has been accelerated pursuant to
Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. Each Borrower hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Bank and the Lenders, to secure the Obligations, a security interest in the Prepayment Account. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the Borrowing.

      SECTION 2.10. Fees.

                  (a) The Borrowers agree, jointly and severally, to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 3/8 of 1% per annum on the daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Credit Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrowers agree, jointly and severally, to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in the Letter of Credit, which shall accrue at a rate of 1% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank the Issuing Bank's standard fees with respect to the amendment, renewal or extension of the Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrowers agree, jointly and severally to pay to the Administrative Agent for the account of the Lenders on the Restatement Effective Date a non-refundable amendment fee of $75,000, which the Lenders shall share in proportion to their respective shares of the Revolving Credit Commitment on such date.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

      SECTION 2.11. Interest.

                  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate Margin.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate Margin.

                  (c) The Loans comprising each Fixed Rate Borrowing shall bear interest at the Fixed Rate for the Interest Period in effect for such Borrowing.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan or Fixed Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, or Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      SECTION 2.12. Alternate Rate of Interest.

            If prior to the commencement of any Interest Period for a Eurodollar
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

      SECTION 2.13. Increased Costs.

                  (a) If any Change in Law shall:

                        (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                        (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loans (or, in the case of Eurodollar Loans, of maintaining its obligation to make any such
Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in a Letter of Credit held by, such Lender, or a Letter of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

      SECTION 2.14. Break Funding Payments.

                  (a) In the event of (a) the payment of any principal of any Eurodollar Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. In the case of a Fixed Rate Loan, such loss, cost or expense to any Lender shall be deemed to be an amount equal to the sum of the differences between (i) each scheduled interest payment which would have been made on the prepaid amount if such prepayment had not occurred and (ii) the corresponding fixed-rate interest payment which would be received under an interest rate swap which the Lender shall be deemed to have entered into as of the date of such prepayment (the "Replacement Swap") covering its payment obligations under an interest rate swap which the Lender shall be deemed to have entered into when the prepaid amount was originally funded, with each such difference discounted to a present value as of the date of prepayment using the fixed interest rate of the Replacement Swap as the applicable discount rate. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      SECTION 2.15. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any of the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, and a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.13, 2.14, or 2.15, or otherwise) and under any other Loan Document prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, or 2.15, and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise (including by virtue of any security), obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender's receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b) or paragraph (d) of this Section, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

      SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and

(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree, jointly and severally, to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                                  ARTICLE III
                         Representations and Warranties

            The Borrowers jointly and severally represent and warrant to the Lenders that:

      SECTION 3.01. Organization; Powers.

            Each Credit Party and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

      SECTION 3.02. Authorization; Enforceability.

            The Transactions are within the corporate or partnership (as applicable) powers of the Credit Parties and have been duly authorized by all necessary corporate, partnership (if applicable), and, if required, stockholder or partner action. This Agreement (as amended and restated as of the Restatement Effective Date) and each other Loan Document has been duly executed and delivered by each Credit Party that is a party thereto and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      SECTION 3.03. Governmental Approvals; No Conflicts; No Defaults.

            The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws, certificate of limited partnership, agreement of limited partnership, or other organizational documents of any Credit Party or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (except in favor of the Collateral Agent) on any asset now owned or hereafter acquired of any Credit Party or any of its Subsidiaries. No Credit Party is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound.

      SECTION 3.04. Financial Condition; No Material Adverse Change.

                  (a) The Company has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2000, reported on by KPMG LLP, independent public accountants, and (ii) consolidating balance sheets of the Company and its Subsidiaries setting forth such information separately for the Company and each Subsidiary thereof and related consolidating statements of operations for the Company and its Subsidiaries setting forth such information separately for the Company and each Subsidiary thereof as of and for the fiscal year ending December 31, 2000, and including in comparative form the figures for the preceding fiscal year, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and of its Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of any Credit Party. Except as disclosed on Schedules
3.04 or 6.04 annexed hereto and as complete and correct as of the Restatement Effective Date, the Credit Parties have no liabilities, contingent or otherwise, not disclosed on the financial statements referred to in Section 3.04, other than in respect of goods and services arising in the ordinary course of business.

      SECTION 3.05. Properties.

                  (a) Each Credit Party and its Subsidiaries has good and marketable title (free of Liens except such as are set forth on Schedule 3.05 annexed hereto (and as complete and correct as of the Restatement Effective
Date) or are otherwise Permitted Liens) to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. No Credit Party is a party to any contract, agreement, lease or instrument (other than the Loan Documents) the performance of which, either unconditionally or upon the happening of any event, will result in or require the creation of a Lien (except in favor of the Collateral Agent) on any of its property or assets (now owned or hereafter acquired) or otherwise result in a violation of any Loan Documents.

                  (b) Each Credit Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party.


      SECTION 3.06. Litigation and Environmental Matters.

            (a) Except as disclosed on Schedule 3.06 annexed hereto, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened against or affecting any Credit Party or any of its Subsidiaries (i) which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect in respect of any Credit Party or (ii) that involve this Agreement or the Transactions.

            (b) Except as set forth in Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party, neither any Credit Party nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Since December 31, 2000, there has been no change in the status of the matters disclosed on Schedule 3.06 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect in respect of any Credit Party.

      SECTION 3.07. Compliance with Laws and Agreements.

            Each Credit Party and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

      SECTION 3.08. Investment and Holding Company Status; Margin Regulations.

            No Credit Party nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). No part of the proceeds of any Loan or of the Letter of Credit will be used, directly or indirectly and whether immediately, incidentally or ultimately, for any purpose which entails a violation of or which is inconsistent with, the provisions of the regulations of the Board, including, without limitation, Regulation G, T, U or X thereof.

      SECTION 3.09. Taxes.

            Each Credit Party and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes (i) the amount of which is not individually or in the aggregate Material, or (ii) that are being contested in good faith by appropriate proceedings and for which such Credit Party or such Subsidiary, as applicable, has set aside on its books adequate reserves.

      SECTION 3.10. ERISA.

            No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $350,000 the fair market value of the assets of all such underfunded Plans.

      SECTION 3.11. Subsidiaries.

            The direct and indirect Subsidiaries of the Company, including, without limitation, all Subsidiaries of each Borrower, and their respective business forms, jurisdictions of organization, addresses, and respective equity owners, are set forth on Schedule 3.11A (as complete and correct as of the Restatement Effective Date). Except as so disclosed on Schedule 3.11A, no Credit Party has any direct or indirect Subsidiaries or investments in, or joint ventures or partnerships with, any Person as of the Effective Date. As of the Effective Date and as of the Restatement Effective Date, the Persons listed on
Schedule 3.11B hereto (as complete and
correct as of the Restatement Effective Date) are the only Subsidiaries of the Company other than the Borrowers and Inactive Subsidiaries.

      SECTION 3.12. SEC Matters.

            The Company is current in all required disclosure and otherwise in compliance in all respects with applicable federal and state securities laws and/or rules and regulations of the Securities and Exchange Commission, and with applicable state securities laws and/or rules and regulations of state securities authorities and of any stock exchanges or other self regulatory organizations having jurisdiction of the Company and/or its securities.

      SECTION 3.13. Labor Matters.

            Except as set forth on Schedule 3.13, there are no strikes or other material labor disputes or grievances pending or, to the knowledge of either Borrower, threatened, against any Credit Party. Except as set forth on Schedule
3.13 hereto, no Credit Party is a party to any collective bargaining agreement.

      SECTION 3.14. Solvency.

            On the Restatement Effective Date, including with respect to any Credit Party which is a Guarantor any rights of contribution of such Credit Party, (i) the fair saleable value of the assets of the Credit Parties and their Subsidiaries, in the aggregate, will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Credit Parties and their Subsidiaries as they mature, (ii) the assets of each Credit Party and its Subsidiaries will not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted, including the capital needs of such Credit Party and its Subsidiaries (taking into account the particular capital requirements of the businesses conducted by such entities and the projected capital requirements and capital availability of such businesses) and (iii) the Credit Parties do not intend to, or intend to permit any of their Subsidiaries to, and do not believe that they or any of their Subsidiaries will, incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by them and the amounts to be payable on or in respect of their obligations).

      SECTION 3.15. Security Documents.

            The Pledge Agreement, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties (as such term is defined in the Pledge Agreement), a legal, valid and enforceable security interest in the Collateral (as such term is defined in the Pledge Agreement) and, when (i) such Collateral consisting of corporate stock is delivered to the Collateral Agent together with duly executed, undated instruments of transfer, and (ii) financing statements in appropriate form in respect of limited partnership interests constituting Collateral thereunder are filed in the offices specified therein, the Pledge Agreement and the Lien created thereunder will constitute a fully perfected first priority Lien on, and security interest in such Collateral, in each case prior and superior in right to any other Person.

      SECTION 3.16. Restrictive Agreements.

                  No Credit Party nor any Subsidiary thereof is a party to any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Credit Party or Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Credit Party or Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests; other than (i) restrictions and conditions imposed by law or by this Agreement and (ii) restrictions and conditions existing on the date hereof identified on Schedule 3.16.

      SECTION 3.17. Disclosure.

                  The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which each Credit Party or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect in respect of any Credit Party. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrowers or any other Credit Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or the restatement and amendment of this Agreement as of the Restatement Effective Date) or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                                   Conditions

      SECTION 4.01. Effective Date.

                  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement. The Administrative Agent shall have received (i) from each person listed on Schedule 1.01-2 hereto, a duly executed counterpart of the Guarantee Agreement in the form of Exhibit 4.01-1 hereto (as it may be supplemented, amended or modified from time to time, a "Subsidiary Guarantee");
(ii) from the Company, a duly executed Guarantee Agreement in the form of
Exhibit 4.01-2 hereto (as it may be supplemented, amended, or modified from time to time, the "Company Guarantee"; together with each Subsidiary Guarantee, a "Guarantee Agreement"); and (iii) from each Credit Party, a duly executed counterpart of the Subordination Agreement in the form of Exhibit 4.01-3 hereto (as it may be supplemented, amended or modified from time to time, the "Subordination Agreement"). The Collateral Agent shall have received from each Credit Party other than those that are limited partnerships, the duly executed Pledge and Security Agreement in the form of Exhibit 4.01-4 hereto (as it may be supplemented, amended, or modified from time to time, the "Pledge Agreement") together with (x) certificates representing the corporate securities pledged thereunder together with related undated stock powers endorsed in blank, (y) Form UCC-1 financing statements in respect of all partnership interests in which a security interest is granted thereunder, and
(z) instruments of consent, waiver, and recognition in the form of Exhibit 2.01 to the Pledge Agreement duly executed by each Credit Party that is a partnership and by each partner therein.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, and the Lenders and dated the Original Effective Date) of Gilbert, Segall & Young LLP, counsel for the Credit Parties, substantially in the form of Exhibit B, covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of each Credit Party that is a corporation, and a copy of the certificate of limited partnership of each Credit Party that is a limited partnership, in each case certified as of a recent date by the Secretary of State of the state of its organization, (ii) a certificate as to the good standing of each Credit Party as of a recent date, from the Secretary of State of the state of its organization;
(iii) a certificate of the Secretary or Assistant Secretary of each Borrower and each Guarantor, or of the managing general partner of each Guarantor that is a limited partnership, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Borrower or such Guarantor or, in the case of a Guarantor that is a limited partnership, its agreement of limited partnership, as in effect on the Original Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower or such Guarantor (or, in the case of a Guarantor that is a limited partnership, by the Board of Directors of its managing general partner), authorizing the execution, delivery and performance of the Loan Documents and (in the case of each Borrower) the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the Original Effective Date, (C) that the certificate of incorporation of the Borrower or such Guarantor, or, in the case of a Guarantor that is a limited partnership, its certificate of limited partnership, has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Borrower or such Guarantor (or the managing general partner of such Guarantor that is a limited partnership); (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or their counsel or counsel for the Administrative Agent and the Collateral Agent may reasonably request.

                  (d) Each Lender requesting the same shall have received a duly executed Revolving Credit Note (each, a "Revolving Credit Note", which term shall also include all amendments and replacements thereof or substitutions therefor), in the form of Exhibit 4.01-5 hereto.

                  (e) Concurrently with the consummation of the transactions contemplated hereby on the Original Effective Date:

                        (i) (x) the Senior Note Purchase Agreement shall have closed and the Company shall have received the principal amount of $40,000,000 in cash for the issuance of the Senior Notes, and (y) the Administrative Agent shall have received a copy of the Note Purchase Agreement and of the Subsidiary and Company guaranties, the pledge agreement or agreements, subordination agreement or agreements and the collateralized trust agreement of the Credit Parties or any of them referred to therein, certified as true, correct and complete by the President, a Vice President or a Financial Officer of the Company;

                        (ii) the Intercreditor Agreement shall have been executed and delivered by all parties thereto; and

                        (iii) the Borrowers shall have repaid in full the principal of all loans ioutstanding, and other fees amounts due under, the Existing Credit Agreement and under each agreement related thereto, and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for (A) the termination of the Existing Credit Agreement and each other agreement related thereto, and (B) the cancellation of all commitments thereunder.

                  (f) After giving effect to the Transactions, on the Original Effective Date and on the Restatement Effective Date, the Credit Parties shall have no Indebtedness other than (i) Indebtedness under the Loan Documents and
(ii) Indebtedness permitted under Section 6.04.

                  (g) On the Original Effective Date, the Administrative Agent shall have received a certificate of the chief executive officer of the Company containing a description, satisfactory to the Administrative Agent in its discretion, of the structure of ownership and voting relationships among the Company, the Borrowers, and each other Credit Party.

                  (h) On the Original Effective Date, immediately prior to the effectiveness hereof, there shall be no Default or Event of Default (as such terms are used in the Existing Credit Agreement) under the Existing Credit Agreement, and the respective chief executive officers of the Company and of each Borrower shall have delivered to the Bank certificates to such effect.

                  (i) All legal matters incident to this Agreement and the Borrowing hereunder shall be satisfactory to the Lenders and their counsel and to counsel for the Administrative Agent, and the Collateral Agent on the Original Effective Date.

                  (j) The Administrative Agent shall have received a certificate, dated the Original Effective Date and on the Restatement Effective Date and signed by the President, a

Vice President or a Financial Officer of each Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

                  (k) The Lenders shall be satisfied that the consummation of the Transactions will not (i) violate any applicable law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under any material agreement of any Credit Party or Subsidiary thereof.

                  (l) The Lenders shall have received evidence satisfactory to them that there has been no material adverse change in the business, assets, operations, prospects or conditions, financial or otherwise, of any Credit Party since December 31, 1996.

                  (m) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Original Effective Date and on the Restatement Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrowers hereunder.

The Administrative Agent shall notify the Borrowers and the Lenders of the Original Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on January 28, 1998 (and, in the event such conditions are not so satisfied or waived, the Revolving Credit Commitments shall terminate at such time).

      SECTION 4.01A Restatement Effective Date.

            The obligations of the Lenders to make Loans hereunder on or after the Restatement Effective Date shall not be come effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement as amended and restated as of the Restatement Effective Date or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement as so amended and restated.

                  (b) Each Lender shall have received a duly executed Amended and Restated Revolving Credit Note dated as of the Restatement Effective Date in replacement of and in substitution for the Revolving Credit Note dated January 28, 1998 issued to such Lender (each, a "Revolving Credit Note, which Note shall also include all amendments and replacements thereof or substitutions therefor), in the form of Exhibit 4.01-5A hereto.

                  (c) The Administrative Agent shall have received disclosure schedules revised as of the Restatement Effective Date under Sections 3.04, 3.05, 3.11 (Schedule 3.11B), 6.04 and 6.06.

                  (d) The aggregate unpaid principal on the outstanding Loans shall not exceed $25,000,000.

                  (e) (i) The Administrative Agent shall have received from Coil Clip, Inc., an Alabama corporation ("CCI"), and LD Realty, Inc., a Kentucky corporation ("LDI"), each a wholly-owned direct Subsidiary of Lippert, a duly executed Supplement to the Subsidiary Guarantee and from such Subsidiaries and from Lippert Components of Canada, Inc., an Ontario, Canada corporation ("LCI") and a wholly-owned subsidiary of Lippert, a duly executed Supplement to the Subordination Agreement; and (ii) the Collateral Agent shall have received from Lippert (x) a duly executed Supplement to the Pledge and Security Agreement, pursuant to which Lippert shall pledge all of the shares of CCI and LDI and 60 percent of its shares in LCI, and (y) the share certificates therefor evidencing Lippert's ownership of all of the capital stock of CCI and LDI and 60 percent of the capital stock of LCI, with stock powers in blank.

                  (f) On the Restatement Effective Date there shall be no Default or Event of Default under this Agreement as amended and restated as of the Restatement Effective Date and without limiting the generality of the foregoing, the Borrowers shall furnish evidence satisfactory to the Administrative Agent of compliance with Section 12.10 of the Senior Note Purchase Agreement and compliance with (in respect of the Subsidiaries described in Section 4.01A(e) hereof and BBD Realty Texas Limited Partnership) the final sentence of Section 12.3 of the Senior Note Agreement.

                  (g) The Administrative Agent shall have received a certificate of resolutions of each of the Boards of Directors or the general partner of each of the Credit Parties approving this Agreement as amended and restated as of the Restatement Effective Date and of the Borrowers approving the execution and delivery of the Amended and Restated Revolving Credit Notes.


      SECTION 4.02. Each Credit Event.

            The obligation of each Lender to make a Loan on the occasion of any Borrowing, or to continue or convert any Loan, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of such continuation or conversion, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or such continuation or conversion, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each continuation or conversion of any Loan shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

            Until the Revolving Credit Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and the Letter of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree, jointly and severally, with the Lenders that:

      SECTION 5.01. Financial Statements and Other Information.

            The Borrowers will furnish to the Administrative Agent and each
Lender:

                  (a) within 90 days after the end of each fiscal year of the Company, (i) its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) consolidating balance sheets setting forth such information separately for the Company and for each Borrower as of the end of such fiscal year and consolidating statements of operations setting forth such information separately for the Company and for each Borrower for such fiscal year, such consolidating balance sheet and consolidating statements of operations to be certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations of the Company and each Borrower as of the end of, and for, such fiscal period in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (i) its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter (except in the case of the statements of cash flows) and the then elapsed portion of the fiscal year, setting forth in each case (except in the case of stockholders' equity) in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) consolidating balance sheets of the Company and of each Borrower setting forth such information separately for the Company and for each Borrower and related consolidating statements of operations of the Company and of each Borrower setting forth such information separately for the Company and each Borrower as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheets, as of the end of) the previous fiscal year, all of which shall be certified by the chief financial officer of the Company as fairly presenting the financial condition and results of operations therein shown in accordance with GAAP consistently applied subject to normal year-end adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.07 and (iii) stating whether any change in the application of GAAP in respect of the audited financial statements referred to in Section 3.04 has occurred and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines), and promptly after receipt by the Company, a copy of each management letter (if prepared) of such accounting firm (together with any response thereto prepared by the Company);

                  (e) promptly (i) after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary thereof with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and (ii) copies of any documents and information furnished to any other government agency (except if in the ordinary course of business), including the Internal Revenue Service;

                  (f) promptly, a copy of any amendment or waiver of any provision of any agreement or instrument referred to in Section 6.12;

                  (g) promptly, a copy of any certificate or notice given by any Credit Party to the holders of the Senior Notes or any of them pursuant to Sections 8.1(d), 8.2(e), 9.7 or 11.3 of the Note Purchase Agreement or received by any Credit Party from the holders of the Senior Notes or any of them pursuant to Section 9.7 or 14.1(b) thereof; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of each Credit Party or any Subsidiary thereof, or compliance with the terms of this Agreement or the other Loan Documents, as the Administrative Agent, the Collateral Agent, or any Lender may reasonably request.

      SECTION 5.02. Notices of Certain Events.

            The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party and its Subsidiaries in an aggregate amount exceeding $125,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect in respect of any Credit Party.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of a Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      SECTION 5.03. Existence; Conduct of Business.

            Each Credit Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

      SECTION 5.04. Payment of Obligations.

            Each Credit Party will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect in respect of such Credit Party before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party, and (d) the same shall be paid or discharged or fully and adequately bonded before it might become a Lien upon any property or asset of such Credit Party or Subsidiary.

      SECTION 5.05. Maintenance of Properties; Insurance.

            Each Credit Party will, and will cause each of its Subsidiaries to,
(a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, insurance against fire, and public liability insurance against such risks and in such amounts, and having such deductible amounts as are customary, with companies in the same or similar businesses and which is no less than may be required by law.

      SECTION 5.06. Books and Records; Inspection Rights.

            Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, the Collateral Agent, or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, and to verify the status of any Collateral, all at such reasonable times and as often as reasonably requested.

      SECTION 5.07. Compliance with Laws; Environmental Laws.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect in respect of such Credit Party.

                  (b) Without limiting the preceding paragraph, each Credit Party will, and will cause each of its Subsidiaries to (i) comply in all material respects with, and use reasonable best efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws; and (ii) conduct and complete (or cause to be conducted and completed) all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and in a timely fashion comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect in respect of any Credit Party;

      SECTION 5.08. Use of Proceeds and Letters of Credit.

            The proceeds of the Revolving Loans will be used to repay the indebtedness of the Borrowers under the Existing Credit Agreement, for permitted capital expenditures, for permitted acquisitions, and for working capital purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. The Letters of Credit will be used only to support payment (and/or guarantee) obligations of the Borrowers to the beneficiaries thereof.

      SECTION 5.09. Additional Guarantors; Additional Collateral; Additional Parties to Subordination Agreement.

            If any Person (a) after the Restatement Effective Date becomes (whether upon its formation, by acquisition of stock or other interests therein, or otherwise) a Subsidiary of any Credit Party (a "New Subsidiary"), or (b) that was an Inactive Subsidiary of a Credit Party ceases to be an Inactive Subsidiary of a Credit Party but continues to be a Subsidiary thereof, the Borrowers shall promptly furnish notice in writing of such facts to the Administrative Agent and, if the Administrative Agent and the Required Lenders, shall so elect (but provided that if the Trustee or any of the holders of the Senior Notes shall receive any guaranty or security in respect of such New Subsidiary the Administrative Agent and the Required Lenders, shall be deemed to have so elected) (i) cause such New Subsidiary or formerly Inactive Subsidiary to become a Guarantor pursuant to an instrument in form, scope, and substance satisfactory to the Administrative Agent, (ii) deliver or cause to be delivered, or assign, to the Collateral Agent (x) subject to the Lien in favor of the Collateral Agent under the Pledge Agreement, the certificates representing shares of stock or other interests of the New Subsidiary or formerly Inactive Subsidiary owned by a Credit Party (or Subsidiary thereof), together with appropriate instruments of transfer required under the Pledge Agreement, and (y) an amendment to the Pledge Agreement, reflecting the foregoing in the form thereof prescribed under the Pledge Agreement; and (iii) cause such New Subsidiary or formerly Inactive Subsidiary to become a party to the Security Documents pursuant to one or more instruments or agreements satisfactory in form and substance to the Collateral Agent, the effect of which shall be to secure the Obligations by a first priority Lien on and security interest in (which Lien and security interest may be pari passu with a like Lien and security interest in the Trustee for the benefit of the holders of the Senior Notes) the capital stock of such New Subsidiary or formerly Inactive Subsidiary, provided, however, that in any event, prior to the time that any New Subsidiary or formerly Inactive Subsidiary receives the proceeds of, or makes, any loan or advance or other extension of credit, from or to, or otherwise becomes the obligor or obligee in respect of any Indebtedness of, any Credit Party or Subsidiary thereof, the Borrowers shall (A) cause to be taken, in respect of any such obligor, the action referred to in the preceding clauses
(i), (ii), and (iii), and (B) in the case of any such obligee, cause such obligee to become a party to the Subordination Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Administrative Agent.

      SECTION 5.10. Further Assurances.

                  (a) Each Credit Party will, and will cause its Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including, without limitation, filing Uniform Commercial Code and other financing statements and the establishment of and deposit of Collateral into custody accounts) that may be required under applicable law, or that the Required Lenders, the Administrative Agent, or the Collateral Agent, may request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents, it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, all the interests of each Borrower in each Subsidiary or Affiliate and of each Guarantor (other than the Company) in each Subsidiary or Affiliate, including any such interests acquired subsequent to the Restatement Effective Date. Such security interests and Liens will be created under the Security Documents and other security agreements, and other instruments and documents in form and substance satisfactory to the Required Lenders, and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.10. The Borrowers agree to provide such evidence as the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien (which Lien and security interest may be coordinate with a like Lien and security interest in the Trustee for the benefit of the holders of the Senior Notes).

                                   ARTICLE VI

                               Negative Covenants

            Until the Revolving Credit Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and the Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree, jointly and severally, with the Lenders that:

      SECTION 6.01. Transactions with Affiliates.

            Except as set forth on Schedule 6.01 annexed hereto, each Borrower shall not, and shall not permit any other Credit Party or any of its or their Subsidiaries to, enter into, directly or indirectly, any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of assets of any kind or the rendering of any service) with any Affiliate (other than another Credit Party or a Wholly-Owned Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Borrower's or such other Credit Party's business and upon fair and reasonable terms no less favorable to such Borrower or such other Credit Party than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

      SECTION 6.02. Merger, Consolidation, etc.

            Each Borrower shall not, and shall permit any other Credit Party or any of its or their Subsidiaries to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless: (i) such merger, consolidation, conveyance, transfer, or lease is with or to another Credit Party, provided, that neither the Company nor any Borrower may sell or otherwise transfer substantially all of its assets to any Person or fail to survive any such merger or consolidation related to it; (ii) (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of any Credit Party or any of its Subsidiaries, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if such Credit Party or such Subsidiary is not such corporation, (b) such corporation shall have executed and delivered to the Administrative Agent its assumption of the obligations due and punctual performance and observance of each covenant and condition of this Agreement and the other Loan Documents, and (c) shall have caused to be delivered to the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; (iii) immediately prior to such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately prior to such transaction and after giving effect thereto, each Borrower would be permitted by the provisions of Section 6.04(d) hereof to incur at least $1.00 of additional Indebtedness. Notwithstanding the foregoing, Lippert may enter into the Proposed Transaction provided that: (a) the conditions set forth in clause (ii) above are satisfied;
(b) the consummation of the Proposed Transaction is in full compliance with the conditions set forth in Section 5.09 hereof; (c) the transfer or conveyance of assets are to direct or indirect wholly-owned subsidiaries of Lippert; and (d) Lippert has received adequate consideration for such transfer.

No such conveyance, transfer or lease of substantially all of the assets of any Credit Party or any of its Subsidiaries shall have the effect of releasing such Credit Party or its Subsidiaries or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 6.02 from its liability under this Agreement, the Notes, or the other Loan Documents to which it is a party.

No such conveyance, transfer or lease otherwise permitted under this Section
6.02 shall be permissible if it would result in a violation of Article VII (m) or (n) hereof.

      SECTION 6.03. Liens.

      No Borrower shall, nor shall it permit any other Credit Party or any of its or their Subsidiaries to, incur, assume or suffer to exist any Lien upon any of its assets now or hereafter owned, or upon the income or profits thereof, other than Permitted Liens. In any case wherein any such assets are subjected or become subject to a Lien in violation of this Section 6.03, the Borrowers will make or cause to be made provision whereby the Obligations will be secured equally and ratably with all obligations secured by such Lien, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as the holders may be entitled under applicable law, of an equitable Lien on such assets securing (in the manner as aforesaid) the Notes and such other obligations; provided, however, that any Lien created, incurred or suffered to exist in violation of this Section 6.03 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
Section 6.03. In no event shall a Lien be granted by any Credit Party in respect of any of its property to any of the holders of the Senior Notes or the Trustee for their benefit unless concurrently therewith a Lien of equal priority (and on the same property) is granted to the Collateral Agent for the benefit of the Lenders.

      SECTION 6.04. Indebtedness.

            The Company will not, nor will any Borrower permit any of its or their Subsidiaries, directly or indirectly, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder or under the other Loan Documents;

                  (b) Indebtedness of a Credit Party in respect of the Senior Notes not in excess of the lesser of (x) $40,000,000 or (y) the lowest outstanding principal balance from time to time due thereon after the original issuance of such Senior Notes as the same shall reduce from time to time in accordance with the schedule of payments therein; provided, however, that the Credit Parties shall not prepay all or in part the Senior Notes or any of them except as specifically required in the Note Purchase Agreement (but solely as in effect as of the date hereof) unless the Loans shall be prepaid concurrently therewith as provided in Section 2.09(b)(2), pari passu with the Senior Notes (a "Senior Note - Revolving Note Prepayment Event");

                  (c) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 6.04 annexed hereto as complete and correct as of the Restatement Effective Date;

                  (d) All renewals, extensions, substitutions, refinancings, or replacements, in an amount not to exceed the amount so refinanced, of any outstanding Indebtedness (excluding from this Section 6.04(d) the Indebtedness referred to in Section 6.04(b)) provided that the terms, covenants and restrictions in respect of such renewals, extensions, substitutions, refundings or replacements are note more materially onerous than the existing terms, covenants and restrictions of such Indebtedness;

                  (e) Interest Rate Hedging Exposure Amount to Interest Rate Protection Merchants not exceeding $1,000,000 in the aggregate;

                  (f) Indebtedness of one Credit Party to another Credit Party (other than the Company); provided the (i) there is adequate consideration for such Indebtedness and there is evidence of such Indebtedness on each Credit Party's books, (ii) all of the outstanding capital stock or other equity interests of each such Credit Party shall be owned 100% directly or indirectly by the Company and a Borrower, (iii) each of such Credit Parties to or by whom such Indebtedness is owned, or who owns (directly or indirectly) any stock referred to in the preceding clause (ii), shall have become a party to a Guarantee Agreement, to the Subordination Agreement, and/or the Pledge Agreement (or to all of them) as contemplated by Section 5.09 hereof, (iv) such Indebtedness shall at all times be subject to the provisions of the Subordination Agreement as Subordinated Debt as defined in the Subordination Agreement, and (v) such Indebtedness shall not be assigned or transferred by the obligee thereof to any Person other than another Credit Party such that after giving effect to such assignment or transfer all the conditions of this proviso are met; and

                  (g) to the extent not included above in this Section 6.04, other Indebtedness incurred by the Company or any Borrower or any of its or their Subsidiaries; provided that, at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness shall not exceed 55% of Total Capitalization of the Company and its Subsidiaries.


      SECTION 6.05. Restrictive Agreements.

            Each Borrower shall not, and shall not permit any other Credit Party or any of its or their Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Credit Party or any Subsidiary thereof, (i) to create incur or permit to exist any Lien upon any of its property or assets or revenues, whether now or hereafter acquired, (ii) to pay dividends or make other distributions to the Company or any Borrower with respect to any shares of its capital stock or other equity interests, (iii) to pay any Indebtedness owed to the Company or any Borrower, (iv) to make or permit to exist loans or advances to the Company or any Borrower, or (v) to sell transfer, lease or otherwise dispose of any of its properties or assets to the Company or any Borrower; provided that (x) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or the Senior Note Agreement, and
(y) such Credit Party or Subsidiary may enter into such an agreement in connection with any Permitted Lien, so long as such prohibition or limitation is by its terms effective only against the property, assets or revenues subject to such Lien.

      SECTION 6.06. Limitation on Subsidiary Indebtedness and Issuance of Preferred Stock.

            None of the Borrowers shall permit any of its Subsidiaries to, at any time, directly or indirectly, incur, create, assume, guarantee or become or be liable in any manner with respect to any Indebtedness or issue any preferred stock except:

                              (i) Indebtedness of such Subsidiary outstanding as
of the Restatement Effective Date and set forth on Schedule 6.06 annexed hereto or any refinancing, extension, renewal or refunding of any such Indebtedness in an amount not d to exceed the amount so refinanced of such Indebtedness; provided that the terms, covenants and restrictions in respect of such refinancing, extension, renewal or refunding are not materially more onerous than the existing terms, covenants and restrictions of such Indebtedness;

                              (ii) Indebtedness of such Subsidiary in respect of
guaranties delivered pursuant to the Senior Note Agreement;

                              (iii) preferred stock of such Subsidiary issued on
or prior to the Effective Date;

                              (iv) subject to Section 6.04(f) hereof,
Indebtedness of, or preferred stock issued by, such Subsidiary to a Borrower or a Subsidiary of a Borrower; and

                              (v) other Indebtedness or preferred stock of such
Subsidiary, provided that such Indebtedness and preferred stock together with the aggregate amount of outstanding Indebtedness and the aggregate liquidation value of preferred stock of such Subsidiary previously incurred and outstanding under this Section 6.06 (other than Indebtedness incurred under (iii) hereof), does not exceed 15% of Consolidated Net Worth.

      SECTION 6.07. Limitation on Restricted Payments.

            No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, make or pay, or agree to declare, make or pay or incur any liability to make or pay, or cause or permit to be declared, made or paid, or set aside any sum or property to declare, make or pay any Restricted Payment, other than (a) cash dividends (or distributions, in the case of partnerships) from Subsidiaries of the Company to the Company, (b) acquisitions or purchases by the Company or any of its Subsidiaries of capital stock of any Subsidiary or capital contributions made by the Company or any of its Subsidiaries to a Subsidiary and
(c) to the extent not covered by the foregoing clauses (a) and (b), any other Restricted Payments made by the Company provided that each of the following conditions is satisfied at the time of making such Restricted Payment and after giving effect thereto:

                              (i) no Default of Event of Default has occurred
and is continuing;

                              (ii) the Company could incur at least $1.00 of
additional Indebtedness pursuant to Section 6.04(d) hereof, and

                              (iii) the aggregate amount of such Restricted
Payments does not exceed the Restricted Payments Basket.

      SECTION 6.08. Sale of Assets.

            Subject to the provisions of Section 6.02 hereof, no Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or other-wise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of (collectively, "Transfer") assets in excess of 10% of Consolidated Total Asset ("Substantial Assets") other than in the ordinary course of business (including without limitation the disposal of obsolete assets not used or useful in such Credit Party's business) in any fiscal year, and provided that such Transfer of Substantial Assets in the aggregate shall not exceed 40% of Consolidated Total Assets measured as of October 7, 1997, except that:

                              (i) any Credit Party or any of its Subsidiaries
may Transfer its assets to any Credit Party or any other Wholly-Owned Subsidiary; and

                              (ii) any Credit Party or any of its Subsidiaries
may Transfer its assets in excess of the limitations set forth above (such assets collectively the "Excess Assets") only if the proceeds of such sales of Excess Assets are used to purchase other property of a similar nature of at least equivalent value (such property the "Excess Replacement Assets") within one year of such sale, provided, however, that there shall be no Lien on any of the Excess Replacement Assets.

      SECTION 6.09. Limitation on Investments.

            No Credit Party shall, nor shall it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee (except pursuant to this Agreement or the Senior Note Agreement) any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except Permitted Loans and Investments.

      SECTION 6.10. Hedging Agreements.

                  No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Hedging Agreement for purposes of speculation or investment, or otherwise outside of the ordinary course of the business of such Credit Party.

      SECTION 6.11. Certain Financial Covenants.

                  (a) The Company and its Subsidiaries, on a consolidated basis, shall have, at the end of each fiscal quarter, a minimum Consolidated Net Worth of not less than Thirty-Nine Million ($39,000,000) Dollars plus fifty (50%) percent of Consolidated Net Income (but only if a positive number) since September 30, 1997.

                  (b) The Company and its Subsidiaries, on a consolidated basis, shall have, at the conclusion of each twelve month period ending on the last day of each fiscal quarter following the Original Effective Date, an Interest Coverage Ratio of not less than 3.00:1.00.

                  (c) The Company and its Subsidiaries, on a consolidated basis, shall have, at the conclusion of each twelve month period ending on the last day of each fiscal quarter, a Modified Fixed Charge Coverage Ratio of not less than
(i) 1.40:1.00 during the fiscal quarter ending September 30, 2001, (ii) 1.50:1.00 during the fiscal quarters commencing after September 30, 2001 and ending on or before June 30, 2002, (iii) and 1.60:1.00 during each fiscal quarter thereafter.

                  (d) The Company and its Subsidiaries shall not make or permit to be made Capital Expenditures exceeding, in the aggregate, during the fiscal year ending (i) December 31, 2001, $9,000,000; and (ii) December 31, 2002, the sum of (x) $12,000,000 (of which $12,000,000, any such Capital Expenditures in excess of $7,000,000 must be funded from new Indebtedness otherwise permitted hereunder), and (y) the excess, if any, of $9,000,000 over the Capital Expenditures for the fiscal year ending December 31, 2001.

      SECTION 6.12. Amendment of Certain Documents.

            No Credit Party shall, nor will it permit any of its Subsidiaries to:

                  (a) Permit the termination of, or any amendment, waiver or modification to, the Certificate of Incorporation or By-Laws, or Certificate of Limited Partnership or Agreement of Limited Partnership, as the case may be, of any Credit Party or Subsidiary thereof except for amendments, modifications or waivers that are not adverse in any respect to the Lenders, the Administrative Agent, the Collateral Agent, or the Issuing Bank.

                  (b) Amend in any material respect the Note Purchase Agreement, the Senior Notes or any other agreement entered into in connection therewith without the prior written consent of the Required Lenders.

                                  ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

                  (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable;

                  (c) any representation or warranty made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in or in connection with this Agreement or any other Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Credit Parties shall fail to observe or perform in any material respect any covenant, condition or agreement contained in Article V or in Article VI hereof, or in any Guarantee Agreement, the Subordination Agreement or in any Security Document;

                  (e) the Credit Parties shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) (i) The Borrowers shall fail to make a payment of any principal of or premium or Make-Whole Amount (as defined in the Senior Note Agreement) or interest in respect of the Indebtedness evidenced by the Senior Notes that is outstanding beyond any period of grace provided with respect thereto; (ii) any Credit Party or any of its Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness (excluding the Indebtedness evidenced by the Senior Notes) that is outstanding in a principal amount of at least $3,000,000 individually or $5,000,000 in the aggregate beyond any period of grace provided with respect thereto, or (iii) any Credit Party or any of its Subsidiaries is in default in the performance of or compliance with any term of
(x) the Notes, the Senior Note Agreement or any guaranty or pledge agreement securing the Senior Notes or (y) any evidence of any Indebtedness (excluding the Indebtedness evidenced by the Senior Notes) in principal amount of at least $3,000,000 individually or $5,000,000 in the aggregate, or of any mortgage, indenture or other agreement relating thereto, or (iv) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interest), (x) any Credit Party has become obligated to purchase (A) or repay the Senior Notes


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

before their regular maturity or before their regularly scheduled dates of repayment, or (B) any other Indebtedness before its regular maturity or before its regularly scheduled dates of payment in a principal amount of at least $3,000,000 individually or $5,000,000 in the aggregate, or (y) one or more Persons have the right to require any such Credit Party to purchase or repay any such Indebtedness referred to in (A) or (B) (provided, however, that for the purposes of this paragraph (f) the "principal amount" of the obligations of any Credit Party or Subsidiary in respect of any Hedging Agreements at any time shall be treated as Indebtedness in an amount which shall be equal to the maximum aggregate amount (giving effect to any netting agreements) that any such Person would be required to pay if such Hedging Agreement were terminated at such time.);

                  (g) [intentionally omitted];

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary thereof or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for any Subsidiary thereof or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Credit Party or any Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Party or any Subsidiary thereof or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Credit Party or any Subsidiary thereof shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against any Credit Party and/or any Subsidiary thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party or any Subsidiary thereof to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding (i) $150,000 in any year or (ii) $350,000 for all periods; or


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

                  (m) a Change in Control shall occur; or

                  (n) any of Leigh J. Abrams, David L. Webster, or Fredric M. Zinn shall cease to be actively involved in the management of the Company's operations on a full time day to day basis and the individual or individuals succeeding to their functions shall not be appointed in a timely manner or shall not have appropriate experience and qualifications therefor; or

                  (o) (i) any security interest in favor of the Collateral Agent created or purported to be created under the Pledge Agreement, or under any other Security Document, shall, in any such case, no longer provide the lien or priority contemplated by such Security Document or any party having granted any such security interests (or any successor thereto or representative thereof) shall make any claim or assertion to such effect, or (ii) any Credit Party (or any successor thereto or representative thereof) shall claim or assert that this Agreement or any Guarantee Agreement or any right or remedy of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender hereunder shall not be enforceable in accordance with its terms, or any Person (other than the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender) shall claim or assert that any other Loan Document or any right or remedy of the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender thereunder shall not be enforceable in accordance with its terms; then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments, and thereupon the Revolving Credit Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, (iii) require cash collateral as contemplated by Section 2.04(h), and (iv) enforce rights or cause the enforcement of rights or exercise or cause the exercise of any remedies available under any Loan Document or otherwise; and in case of any event described in clause (h) or (i) of this Article, the Revolving Credit Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                                   The Agents

            Each of the Lenders and the Issuing Bank hereby irrevocably appoints
(i) The Chase Manhattan Bank as Administrative Agent, and (ii) The Chase Manhattan Bank as Collateral Agent, (the Administrative Agent and the Collateral Agent, for purposes of this Article


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

being referred to individually as an "Agent" and collectively as the "Agents"), and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of this Agreement or by the terms of any other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

            Each bank serving as an Agent shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Credit Party or any Subsidiary or other Affiliate thereof as if it were not an Agent.

            None of the Agents shall have any duties or obligations except those expressly set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Subsidiaries that is communicated to or obtained by such Agent or any of its Affiliates in any capacity; provided, however, that Agents shall give Lenders immediate written notice of any action taken or notice received or given by any of them pursuant to the Intercreditor Agreement. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrowers or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Credit Party), independent accountants


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

and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it including, without limitation, its duties, rights and powers under any Loan Documents in respect of the Collateral or any portion thereof. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

            Subject to the foregoing, each Agent (including but not limited to the Administrative Agent) acting under or in respect of the Collateral, shall act for the ratable benefit of the Lenders and the Issuing Bank as appropriate hereunder (unless otherwise provided herein or in any other Loan Documents) and shall be entitled to the exculpations, privileges, indemnities and other protections provided for the benefit of the Agent herein or therein.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as such. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any Agent's resignation, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


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

                                   ARTICLE IX

                                  Miscellaneous

      SECTION 9.01. Notices.

            Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrowers or to any of the Borrowers, to the Borrowers c/o the Company at 200 Mamaroneck Avenue, White Plains, New York 10601, Attention of Leigh J. Abrams (Telecopy No. 914-428-4581);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Bank Services Group, One Chase Manhattan Tower, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with copies to The Chase Manhattan Bank, 106 Corporate Park Drive, White Plains, New York 10604, Attention of Frank Apollo (Telecopy No. (914) 993-2222);

                  (c) if to the Issuing Bank, to The Chase Manhattan Bank, 106 Corporate Park Drive, White Plains, New York 10604, Attention of Frank Apollo (Telecopy No. (914) 993-7905); and

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      SECTION 9.02. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder or under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of


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

whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement or any of the other Loan Documents nor any provision hereof or thereof may be waived, amended or modified except
(a) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders, and (b) in the case of any Security Document, pursuant to an agreement entered into by the parties thereto and consented to by the Required Lenders; provided that no such agreement shall (i) increase the Revolving Credit Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any material Collateral under any Security Document or release any guarantor under any Guarantee Agreement except as expressly permitted thereby or hereby, without the prior consent of each Lender, (vi) waive, amend, or modify any provision of
Section 6.09 or 6.11 without the prior written consent of the Mandatory Lenders; or (vii) change any of the provisions of this Section or the definition of "Required Lenders" or "Mandatory Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Document or make any determination or grant any consent hereunder or thereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, or the Issuing Bank hereunder or thereunder without the prior written consent of the Administrative Agent, the Collateral Agent, or the Issuing Bank, as the case may be.


      SECTION 9.03. Expenses; Indemnity; Damage Waiver.

                  (a) The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by each of the Administrative Agent, the Collateral Agent, and the Issuing Bank, and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for such Persons, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the amendment, renewal or extension of the Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights against any Credit Party in connection with this Agreement or the other

Loan Documents, including its rights against any Credit Party under this Section, or against any Credit Party in connection with the Loans made hereunder or the Letters of Credit, or any Collateral, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, or Collateral.

                  (b) The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby (other than in connection with disputes between parties hereto other than Credit Parties regarding obligations of such other parties), (ii) any Loan or the Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under the Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by and Credit Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Credit Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (d) To the extent that the Borrowers fail to pay any amount required to be paid to the Administrative Agent, the Collateral Agent, or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, or the Issuing Bank in its capacity as such; and provided further that the action of the Collateral Agent, or the Issuing Bank giving rise to the same did not constitute gross negligence or willful misconduct by such Person.

                  (d) To the extent permitted by applicable law, the Borrowers shall not assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the Letters of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

      SECTION 9.04. Successors and Assigns.

                  (a) The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby and thereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, the Collateral Agent, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrowers and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure and the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment, the amount of the Revolving Credit Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Borrowers and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided, however, that such fee shall not be charged for an assignment to an Affiliate of a Lender), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrowers otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrowers, the Administrative Agent, or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with
Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and the Revolving Credit Note issued to it to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 9.05. Survival.

            All covenants, agreements, representations and warranties made by the Borrowers herein and by the Borrowers and the other Credit Parties in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.

      SECTION 9.06. Counterparts; Integration; Effectiveness.

            This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 9.07. Severability.

            Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      SECTION 9.08. Right of Setoff.

            If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.


                  (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against either Borrower or its properties in the courts of any jurisdiction.

                  (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 9.10. WAIVER OF JURY TRIAL.

            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 9.11. Headings.

            Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      SECTION 9.12. Confidentiality.

            Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any other Loan Document, (g) with the consent of the Borrowers or

(h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. For the purposes of this Section, "Information" means all information received from the Borrowers relating to the Borrowers or their businesses, other than any such information that is available to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 9.13. Interest Rate Limitation.

            Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                                   ARTICLE X

                                  The Borrowers

            Each Borrower agrees that the representations and warranties made by, and the liabilities, obligations, and covenants of and applicable to any of, any two of, or all of the Borrowers under this Agreement, shall in every case (whether or not specifically so stated in each such case herein) be joint and several. Every notice by or to any Borrower shall be deemed also to constitute notice by and to the other Borrowers, every act or omission by any Borrower also shall be binding upon the other Borrowers, and the Administrative Agent, the Collateral Agent, the Issuing Bank, and the Lenders are fully authorized by each Borrower to act and rely also upon the representations and warranties, covenants, notices, acts, and omissions of the other Borrowers.

                   [Balance of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 KINRO, INC.

                                 By
                                    ----------------------------------------
                                     Name:
                                     Title:


                                 LIPPERT TIRE & AXLE, INC.

                                 By
                                    ----------------------------------------
                                     Name:
                                     Title:


                                 LIPPERT COMPONENTS, INC.

                                 By
                                    ----------------------------------------
                                     Name:
                                     Title:


                                 JPMORGAN CHASE BANK, individually and
                                 as Administrative Agent,

                                 By
                                    ----------------------------------------
                                     Name:
                                     Title:


                                 KEYBANK NATIONAL ASSOCIATION, individually

                                 By
                                    ----------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT A

                                     Form Of
                            Assignment And Acceptance

            Reference is made to the Credit Agreement dated as of January 28, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among Kinro, Inc., an Ohio corporation, Lippert Tire & Axle, Inc., a Delaware corporation, Lippert Components, Inc., a Delaware corporation, the Lenders named therein and JPMorgan Chase Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

            The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under (x) the Credit Agreement and the other Loan Documents, including, without limitation, the interests set forth on the reverse hereof in the Revolving Credit Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in the Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date and (y) the Intercreditor Agreement. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the Intercreditor Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents and under the Intercreditor Agreement.

            This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.15(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

            This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:
Effective Date of Assignment
("Assignment Date"):

-----------------------------------------------------------------------------------------------------------
Facility                              Principal Amount Assigned          Percentage Assigned of
                                                                         Revolving Credit Commitment
                                                                         (set forth, to at least 8
                                                                         decimals, as a percentage of
                                                                         the aggregate Revolving Credit
                                                                         Commitments of all Lenders
                                                                         thereunder)
-----------------------------------------------------------------------------------------------------------
Revolving Credit Commitment           $                                                                  %
Assigned:
-----------------------------------------------------------------------------------------------------------
Loans:
-----------------------------------------------------------------------------------------------------------

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                       [Name of Assignor]   , as Assignor


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:

                                       [Name of Assignee]   , as Assignee


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:

The undersigned hereby consent to the within assignment: */

Kinro, Inc.                                  JPMorgan Chase Bank,
                                             as Administrative Agent,

By:                                          By:
   ----------------------------------           --------------------------------
     Name:                                        Name:
     Title:                                       Title:


Lippert Tire & Axle, Inc.                    JPMorgan Chase Bank,
                                             as Issuing Bank

By:                                          By:
   ----------------------------------           --------------------------------
     Name:                                        Name:
     Title:                                       Title:


Lippert Components, Inc.

By:                                          By:
   ----------------------------------           --------------------------------
     Name:                                        Name:
     Title:                                       Title:

----------
     / Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                                                       EXHIBIT B

                    Opinion Of Counsel For The Credit Parties

                    [SUPPLIED ON THE ORIGINAL EFFECTIVE DATE]

                                                                 SCHEDULE 1.01-1

General Margins           1.    Alternate Base Rate Loans
                                0.00%

                          2.    Eurodollar Loans: If on the date
                                of Borrowing, conversion or the
                                first day of a new Interest Period
                                for a Eurodollar Loan:
                                (i)   the Debt Coverage Ratio exceeds
                                      3.00 to 1, the General Margin
                                      shall be 2.30%;
                                (ii)  the Debt Coverage Ratio exceeds
                                      2.50 to 1 but does not exceed 3.00
                                      to 1, the General Margin shall be
                                      2.10%;
                                (iii) the Debt Coverage Ratio exceeds
                                      2.00 to 1 but does not exceed 2.50
                                      to 1, the General Margin shall be
                                      1.90%;
                                (iv)  the Debt Coverage Ratio exceeds
                                      1.50 to 1 but does not exceed 2.00
                                      to 1, the General Margin shall be
                                      1.70%; or
                                (v)   the Debt Coverage Ratio does not
                                      exceed 1.50 to 1, the General
                                      Margin shall be 1.50%.

                                                                SCHEDULE 1.01-1A

Additional Members of the Rose Group:

------------------------------------------------------------- -------- -------
Name:
------------------------------------------------------------- -------- -------
Leigh J. Abrams
------------------------------------------------------------- -------- -------
Evelyn D. Potter Rose
------------------------------------------------------------- -------- -------
Marshall B. Payne
------------------------------------------------------------- -------- -------
Kathleen Wright
------------------------------------------------------------- -------- -------
Payne & Madole
------------------------------------------------------------- -------- -------
Cardinal Investment Company, Inc. Pension Plan
------------------------------------------------------------- -------- -------
Cardinal Investment Company, Inc. Profit Sharing Plan
------------------------------------------------------------- -------- -------
Harvey J. Kaplan
------------------------------------------------------------- -------- -------
Susan Payne Madole
------------------------------------------------------------- -------- -------
Robert B. Payne, Jr.
------------------------------------------------------------- -------- -------
Fredric M. Zinn
------------------------------------------------------------- -------- -------
David L. Webster
------------------------------------------------------------- -------- -------
Ralph C. Pepper
------------------------------------------------------------- -------- -------
Domenic D. Gattuso
------------------------------------------------------------- -------- -------
Robert B. Payne, Sr.
------------------------------------------------------------- -------- -------
Scout Ventures
------------------------------------------------------------- -------- -------
James F. Gero
------------------------------------------------------------- -------- -------
Catherine A. Gero
------------------------------------------------------------- -------- -------
Kirk Dunk
------------------------------------------------------------- -------- -------
Michelle Gass
------------------------------------------------------------- -------- -------
Laura Fagan
------------------------------------------------------------- -------- -------
Roger Todd Rankin
------------------------------------------------------------- -------- -------
Rankin Investment Corporation
------------------------------------------------------------- -------- -------
Larry Schoenbrun as Trustee of the Evelyn Potter Rose 1990
Irrevocable Trust
------------------------------------------------------------- -------- -------
Gene H. Bishop
------------------------------------------------------------- -------- -------
David Wachsman
------------------------------------------------------------- -------- -------
John F. Cupak
------------------------------------------------------------- -------- -------
Robert Alpert
------------------------------------------------------------- -------- -------
Metrocenter Properties, Inc.
------------------------------------------------------------- -------- -------
Atlas Capital LP
------------------------------------------------------------- -------- -------
Celia F. Rankin
------------------------------------------------------------- -------- -------

                                                                 SCHEDULE 1.01-2


--------------------------------------------------------------------------------
Name of Guarantor                                       State of Organization
-----------------                                       ---------------------
--------------------------------------------------------------------------------
1.  Kinro Holding, Inc.                                 New York
--------------------------------------------------------------------------------
2.  Kinro Manufacturing, Inc.                           Delaware
--------------------------------------------------------------------------------
3.  Shoals Holding, Inc.                                New York
--------------------------------------------------------------------------------
4.  Lippert Holding, Inc.                               New York
--------------------------------------------------------------------------------
5.  Lippert Components Manufacturing, Inc.              Delaware
--------------------------------------------------------------------------------
6.  Kinro Texas Limited Partnership                     Texas
--------------------------------------------------------------------------------
7.  Lippert Tire & Axle Texas Limited Partnership       Texas
--------------------------------------------------------------------------------
8.  Kinro Tennessee Limited Partnership                 Tennessee
--------------------------------------------------------------------------------
9.  BBD Realty Texas Limited Partnership                Texas
--------------------------------------------------------------------------------
10. Coil Clip, Inc.                                     Alabama
--------------------------------------------------------------------------------
11. LD Realty, Inc.                                     Kentucky
--------------------------------------------------------------------------------

                                                                   SCHEDULE 2.01

--------------------------------------------------------------------------------

Lender                                          Revolving Credit Commitment
------                                          ---------------------------
--------------------------------------------------------------------------------
JPMorgan Chase Bank                                   $15,000,000
--------------------------------------------------------------------------------
KeyBank, National Association                          10,000,000
                                                       ----------
--------------------------------------------------------------------------------
TOTAL                                                 $25,000,000
--------------------------------------------------------------------------------